SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): July 28, 2020

NEMAURA MEDICAL INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-38355	46-5027260
(Commission File Number)	(IRS Employer Identification No.)

57 West 57th Street Manhattan, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	+1 (646) 416-8000
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NMRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 28, 2020, Nemaura Medical Inc. (the “Company”) entered into a placement agency agreement with Kingswood Capital Markets, a division of Benchmark Investments, Inc. (“Kingswood” or the “Placement Agent”), with respect to the issuance and sale of an aggregate of 1,586,206 shares of the Company’s common stock, $0.001 par value per share, and warrants to purchase up to 793,103 shares of common stock (the “Placement Agency Agreement”). Each share of common stock and accompanying one-half of a warrant is being sold for a combined purchase price of $7.25, for a gross deal size of approximately $11.5 million, not including any future proceeds from the exercise of the warrants and before deducting the placement agent fees and offering expenses. Each whole warrant will be immediately exercisable at a price of $8.00 per share, subject to adjustment in certain circumstances, and will expire five years from the date of issuance. The shares of common stock are being offered together with the warrants, but the securities will be issued separately and will be separately transferable.

The securities are being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-230535) filed with the Securities and Exchange Commission (the “SEC”), which was declared effective on April 8, 2019, as supplemented by a final prospectus filed on July 28, 2020.

The Company estimates that the net proceeds from the sale of the common stock and warrants will be approximately $10.7 million after deducting the placement agent commission and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for general corporate purposes, which include, but are not limited to, the commercial launch of a subscription based service for the US under the Wellness category, Lactate monitor development for launch, glucose monitoring product launch in Europe and the development of a second generation of sugarBeat®.

The closing of the Offering took place on July 30, 2020.

The Placement Agency Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Placement Agency Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The Placement Agency Agreement provides that we will agree, subject to certain exceptions, for a period of 90 days after the date of the Placement Agency Agreement, that we will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company The Company’s executive officers and directors agreed to a 90-day “lock-up” with respect to shares of common stock and other securities beneficially owned, including securities that are convertible into, or exchangeable or exercisable for, shares of common stock. Subject to certain exceptions, during the applicable lock-up period, the Company’s executive officers and directors may not offer, sell, pledge or otherwise dispose of the foregoing securities without the prior written consent of Kingswood.

The Company has agreed, subject to certain conditions, limitations and exceptions, to provide Kingswood with a right of first refusal to act as the sole investment banker, sole book-runner, and/or sole placement agent, at the Kingswood sole discretion, for each and every future public and private equity offering during the period of 6 months after the date the Offering is completed.

In furtherance of the offering, on July 30, 2020, we entered into a warrant agency agreement with Nevada Agency & Trust Company pursuant to which Nevada Agency & Trust Company agreed to act as our warrant agent with respect to the warrants.

The foregoing description of the material terms of the Placement Agency Agreement, the warrant agency agreement and form of warrant is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed herewith as Exhibits 10.1, 10.2 and 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Anthony L.G., PLLC, counsel to the Company, relating to the securities offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 8.01	Other Events.

The Company issued a press release on July 28, 2020 announcing the pricing of the Offering. The full text of the press release issued in connection with the announcement is filed as Exhibits 99.1 to this Current Report on Form 8-K, and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

5.1	Opinion of Anthony L.G., PLLC.

10.1	Placement Agency Agreement, dated July 28, 2020, by and between the Company and Kingswood Capital Markets

10.2	Warrant Agency Agreement, dated July 30, 2020, by and between Nemaura Medical Inc. and Nevada Agency & Trust Company

23.1	Consent of Anthony L.G., PLLC (included in Exhibit 5.1)

99.1	Press Release issued July 28, 2020

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEMAURA MEDICAL INC.

Date: July 30, 2020
	By:	/s/ Dewan F. H. Chowdhury
Dewan F. H. Chowdhury
Chief Executive Officer